Exhibit 10.40

OMNIBUS AMENDMENT OF THE TRANSACTION DOCUMENTS RELATED TO THE SALE OF BIO-KEY’S LAW ENFORCEMENT DIVISION TO INTERACT AND ASSOCIATED WAIVERS

THIS OMNIBUS AMENDMENT AND WAIVER (this “Amendment and Waiver”) is made and entered into as of December 30, 2010 by and between BIO-key International, Inc., a Delaware corporation (“Seller”), and InterAct911 Mobile Systems, Inc., a Delaware corporation (“Buyer”).  Seller and Buyer are collectively referred to herein as the “Parties” and each individually as a “Party”.

WHEREAS, Buyer and Seller are parties to that certain Asset Purchase Agreement dated as of August 13, 2009 (as amended, modified and/or supplemented to date, the “Asset Purchase Agreement”).

WHEREAS, Buyer and Seller have agreed to an omnibus amendment and waiver with respect to the Transaction Documents (as defined in Section 1.1 of the Asset Purchase Agreement) executed to effectuate the sale of Seller’s Law Enforcement Division to Buyer as set forth herein;

WHEREAS, Section 10.1 of the Asset Purchase Agreement stipulates that the Agreement may not be amended or modified except by an instrument in writing signed by or on behalf of Buyer and Seller or by a waiver in accordance with Section 10.2;

WHEREAS, Section 10.2 of the Asset Purchase Agreement addresses waiver and allows any Party to the Agreement to extend the time for the performance of any of the obligations or other acts of the other Parties as long as the waiver/extension is in writing and signed by the Party to be bound thereby;

NOW, THEREFORE, for good and valuable consideration, including the forfeiture of warrants previously issued to SilkRoad Equity LLC as set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree to the following Omnibus Amendment and Waiver as follows:

ARTICLE I

DEFININTIONS

1.1                                 Definitions

All definitions in the Asset Purchase Agreement remain unchanged.  Capitalized terms used herein without definition have the meanings given to them in the Asset Purchase Agreement.

“Deferred Payment” is the $834,000.00 [Eight Hundred and Thirty Four Thousand Dollars] which is the difference between the full payment due in December 2010 under the Buyer Note prior to this Amendment and Waiver and the amount paid by Buyer in December 2010.

ARTICLE II

Amendment—Payment Schedule

The payment schedule listed in the Buyer Note is amended such that the first payment of $1,334,000 due on the first anniversary date of the Buyer Note (the “2010 Payment Requirement”) is adjusted.  Instead of requiring Buyer to pay the entire payment in one lump sum, Seller has agreed to accept installment payments of the $1,334,000 over time as follows:

Seller accepted payment of $500,000 on December 14, 2010;

This $500,000 payment will be treated as principal curtailment;

Buyer will pay Seller the balance of the Deferred Payment due to Seller over the first three quarters of 2011 as follows:

Buyer will pay Seller $278,000.00 on March 31, 2011;

Buyer will pay Seller $278,000.00 on June 30, 2011;

Buyer will pay Seller $278,000.00 on September 30, 2011;

These scheduled payments during the first, second and third quarters of 2011 (collectively, the “2011 Installment Payments”) will also be treated as principal curtailment.  There shall be no penalties for pre-payment of the scheduled payments outlined above.  Buyer shall have three (3) Business Days to cure any failure to make any 2011 Installment Payment on the applicable due date set forth above.

This Amendment and Waiver does not in any way change the schedule of payments described in the Buyer Note due in December 2011 or December 2012.

Seller agrees to waive any Events of Default that have occurred or will occur with respect to the 2010 Payment Requirement (and not with respect to any other term or condition of the Buyer Note) until the final 2011 Installment Payment described above has been made on September 30, 2011; provided, however, that if any of the 2011 Installment Payments described above are not timely made, this Article II of this Amendment and Waiver shall terminate and be of no further force or effect and Seller shall be entitled to all of its rights and remedies under the Transaction Documents with respect to the Buyer Note.

Seller agrees that given the foregoing waiver, it does not have the right to enforce any acceleration provisions or other penalties that may be contained in the Transaction Documents solely with respect to the 2010 Payment Requirement and subject in all respects to the proviso contained in the preceding sentence.

Seller agrees to release InterAct911 and SilkRoad Equity LLC from any obligations under their Guaranties as contained in the Transaction

Documents pertaining to ensuring that Buyer made the full 2010 Payment Requirement in December 2010; provided, however, that such Guaranties remain in full force as to ensuring that Buyer makes the 2011 Installment Payments and fulfills each other obligation under the Buyer Note on a timely basis.

ARTICLE III

Payment of Interest

This Amendment and Waiver does not change the interest rates identified in the Buyer Note.  Specifically, the following provision shall remain in effect:

“All amounts not paid when due under this Note shall bear interest until paid at a rate of twelve percent (12%) per year or the maximum rate allowed by law, whichever is less.”

The Buyer Note is amended such that the interest on the Deferred Payment under this Amendment and Waiver shall not be “immediately due and payable”.

The Buyer Note is amended such that interest on the Deferred Payment of $834,000.00 [Eight Hundred and Thirty Four Thousand Dollars] (which, for purposes of clarity, shall be equal to twelve percent (12%) per year) shall be paid pursuant to the payment schedule listed in the Buyer Note for regular interest payments.  Under that schedule, the interest payments on the Deferred Payments shall be payable quarterly in arrears in cash on January 1, April 1, July 1 and October 1 of 2011.

ARTICLE IV

Amendment—Acceleration Clause pertaining to Buyer Raising Private Capital

The Buyer Note is amended to delete item (g) under the listing of Events of Default which states that “Maker shall receive proceeds from equity capital financings after the date of the Note that collectively exceed Twenty Million Dollars ($20,000,000).

The Buyer Note is amended to state that Buyer does not have any limitation related to receiving proceeds from private (non-IPO) equity capital financings for the remainder of the term of the Note and the receipt of such funds no longer constitutes an event that would allow Seller to accelerate the payment of the principal and/or interest on the Note.

Notwithstanding the above, should Buyer (collectively with the Parent and its other Affiliates) raise more than Twenty Million Dollars ($20,000,000) of new capital in the aggregate from private (non-IPO) equity capital financings, excluding debt and any equity issued upon the conversion of debt, from and after the date of the Buyer Note and prior to paying off the Buyer Note in full, then Buyer shall be required to make a Seven Hundred and Fifty Thousand Dollar ($750,000.00) payment, payable within five (5) days of closing on such funding.  This payment shall be treated as principal curtailment and applied towards the unpaid principal balance of the Buyer Note in the inverse order of maturity.

ARTICLE V

Forfeiture of SilkRoad Equity LLC Warrants to Seller

The Transaction Documents include the Warrant issued at the Closing giving SilkRoad Equity LLC (“SilkRoad”) the right to purchase up to 8,000,000 Shares of Common Stock of Seller.

Section 12 of the Warrant states that any term may be, “. . .changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.”

It is agreed between the Buyer and Seller that in consideration of amendments and waivers described herein, SilkRoad shall forfeit its Warrant to purchase 8,000,000 shares of Common Stock of Seller.  Upon the execution of this Amendment and Waiver by both Parties, the Warrant will automatically terminate and become null and void.

ARTICLE VI

Conflicts Between Transaction Documents and this Amendment and Waiver

To the extent that this Amendment and Waiver conflicts with any provisions in any of the Transaction Documents, this Amendment and Waiver will control/govern.

Except as expressly set forth in this Amendment and Waiver, no other term or provision of the Buyer Note or any of the other Transaction Documents is hereby amended or affected in any way, and each such document shall remain in full force and effect after the date hereof.

This Amendment and Waiver shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

[Signature page follows]

Acknowledged and Accepted:

BIO-KEY INTERNATIONAL, INC.

By:
Name:
Title:

STATE OF NEW JERSEY

COUNTY OF

BEFORE ME, the undersigned authority, on this day personally appeared                       (title) of                             , known by me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purpose and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE ON                                                       , 2010

Notary Public for the State of New Jersey

[NOTORIAL SEAL]

Acknowledged and Accepted:

INTERACT911 MOBILE SYSTEMS, INC.

By:
Name:
Title:

STATE OF

COUNTY OF

BEFORE ME, the undersigned authority, on this day personally appeared                       (title) of                             , known by me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purpose and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE ON                                                       , 2010

Notary Public for the Commonwealth of

[NOTORIAL SEAL]

Acknowledged and Accepted (solely

with respect to Article V hereof):

SILKROAD EQUITY, LLC

By:
Name:
Title:

STATE OF

COUNTY OF

BEFORE ME, the undersigned authority, on this day personally appeared                       (title) of                             , known by me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purpose and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE ON                                                       , 2010

Notary Public for the Commonwealth of

[NOTORIAL SEAL]